Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

August 21, 2009

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS PAPER PRODUCTS COMPANY

ANNOUNCES PRICING OF COMMON STOCK OFFERING

PRYOR, OKLAHOMA (August 21, 2009) – Orchids Paper Products Company (NYSE Amex: TIS) today announced that the Company has priced an underwritten public offering of 750,000 shares of common stock at a price to the public of $18.50 per share.  The offering was made pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission.  The Company has granted the underwriter a 30-day option to purchase up to 112,500 additional shares at the public offering price to cover over-allotments, if any.  The offering is expected to close on August 26, 2009, subject to satisfaction of closing conditions.

The Company expects gross proceeds of approximately $13.9 million (or approximately $16.0 million if the underwriter exercises its over-allotment option in full).  The Company intends to use the net proceeds of the offering for the construction of a warehouse, the purchase and installation of a new converting line, and for general corporate purposes.

Stephens Inc. is the sole underwriter for the offering.  The final prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  A copy of the final prospectus supplement, when available, may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201 Attention: Syndicate Department (501-377-2130).

The offering is being made solely by means of a prospectus supplement and the accompanying prospectus.  This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements, including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.  These statements are only predictions.

Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 12, 2009, the Company’s Quarterly

Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on August 13, 2009 and the final prospectus supplement.

The Company’s actual results may be materially different from what it expects.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market.  The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins.  From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waste paper to produce finished tissue products that it provides to retail chains throughout the central United States.  For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.